SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                             ------------------------

                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): August 29, 1996


                            NATIONSBANK CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




            North Carolina               1-6523           56-0906609
         ------------------------      ------------   -------------------
         (State of Incorporation)      (Commission       (IRS Employer
                                       File Number)   Identification No.)




         NationsBank Corporate Center, Charlotte, North Carolina    28255
         -------------------------------------------------------   --------
         (Address of principal executive offices)                 Zip Code



                                  (704) 386-5000
                  ----------------------------------------------------
                  (Registrant's telephone number, including area code)





                     INFORMATION TO BE INCLUDED IN THE REPORT


         ITEM 5.   OTHER EVENTS.

              On August 29, 1996, NationsBank Corporation, a corporation organized and existing under the laws of the State of North Caro-lina ("NationsBank"), and Boatmen's Bancshares, Inc., a corpora-tion organized and existing under the laws of the State of Mis-souri ("Boatmen's"), and each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Boatmen's will be merged with a wholly owned subsidiary of NationsBank (the "Merger"). The Board of Directors of both NationsBank and Boatmen's approved the Merger Agreement and the transactions contemplated thereby at their meetings held on August 29, 1996.

              In accordance with the terms of the Merger Agreement, (i) each share of Boatmen's common stock, $1.00 par value per share ("Boatmen's Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be con-verted into the right to receive 0.6525 of a share (the "Exchange Ratio") of NationsBank common stock ("NationsBank Common Stock") or, at the election of each of the holders of Boatmen's Common Stock, an amount in cash in respect of each share of Boatmen's Common Stock that is equal to the Exchange Ratio times the average closing price of NationsBank Common Stock during the 10 consecu-tive trading day period during which the shares of NationsBank Common Stock are traded on the New York Stock Exchange ending on the tenth calendar day immediately prior to the anticipated Effec-tive Time (such cash consideration in the aggregate not to exceed 40% of the aggregate consideration paid by NationsBank in exchange for Boatmen's Common Stock), and (ii) each share of Boatmen's pre-ferred stock will be converted into new shares of NationsBank pre-ferred stock having substantially similar terms.

              If cash elections are made with respect to less than 40% of the Boatmen's Common Stock, NationsBank currently expects to repurchase shares of NationsBank Common Stock from time to time so that the pro forma impact of the Merger will be the issuance of approximately 60% of the aggregate Merger consideration in NationsBank Common Stock and 40% of the aggregate Merger consid-eration in cash.

              The Merger is intended to constitute a tax-free reorganiza-tion under the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.

              In addition, the Merger Agreement contemplates that each stock option or other right to purchase shares of Boatmen's Common Stock under the stock option and other stock-based compensation plans of Boatmen's (each a "Boatmen's Plan"), will be converted into and become a right to purchase shares of NationsBank Common Stock, or to receive cash, in accordance with the terms of the





         Boatmen's Plan and Boatmen's option or right agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of NationsBank Common Stock subject to each Boatmen's option or right shall be equal to the number of shares of Boatmen's Common Stock subject to such option or right im-mediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price of NationsBank Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the Boatmen's option or right divided by the Exchange Ratio. Each holder of Boatmen's Common Stock or of a Boatmen's option or right who would otherwise be entitled to receive a fractional share of NationsBank Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

              Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of each of NationsBank and Boatmen's of appropriate matters relating to the Merger Agreement and the Merger, as required to be approved under applicable law; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iii) receipt of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) listing, subject to notice of issuance, of the NationsBank stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

              The Merger Agreement and the Merger will be submitted for approval at meetings of the shareholders of each of Boatmen's and NationsBank. Prior to such meetings, NationsBank will file a reg-istration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the Na-tionsBank stock to be issued in the Merger. Such shares of Na-tionsBank stock will be offered to the Boatmen's shareholders pur-suant to a prospectus that will also serve as a joint proxy state-ment for the shareholders' meetings.

              The preceding description of the Merger Agreement is quali-fied in its entirety by reference to the copy of the Merger Agree-ment included as Exhibit 99.1 hereto and which is hereby incorpo-rated herein by reference.

              In connection with the Merger Agreement, NationsBank and Boatmen's entered into a Stock Option Agreement, dated August 29, 1996 (the "Stock Option Agreement"), pursuant to which Boatmen's granted to NationsBank an option to purchase, under certain cir-cumstances, up to 31,218,660 shares of Boatmen's Common Stock at a price, subject to certain adjustments, of $43.375 per share (the "NationsBank Option"). The NationsBank Option if exercised, would equal, before giving effect to the exercise of the NationsBank Option, 19.9% of the total number of shares of Boatmen's Common Stock outstanding. The NationsBank Option was granted by





         Boatmen's as a condition and inducement to NationsBank's willing-ness to enter into the Merger Agreement. Under certain circum-stances, Boatmen's may be required to repurchase the NationsBank Option or the shares acquired pursuant to the exercise of the Na-tionsBank Option. The Stock Option Agreement contains a provision which caps at $250 million the value of the NationsBank Option.

              The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as Exhibit 99.2 hereto and which is hereby incorporated herein by reference.

         Item 7.   Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired.

              The following supplemental consolidated financial statements of Boatmen's Bancshares, Inc. are incorporated herein by ref-erence to Exhibit 99.4 filed herewith:

              1.   Consolidated Balance Sheet as of December 31, 1995 and
                   1994.

              2. Consolidated Statement of Income for the years ended December 31, 1995 and 1994.

              3. Consolidated Statement of Changes in Stockholders' Eq-uity for the years ended December 31, 1995 and 1994.

              4. Consolidated Statement of Cash Flows for the years ended December 31, 1995 and 1994.

              5.   Notes to the Consolidated Financial Statements.

              The information presented in Exhibit 99.4 with respect to the year ended December 31, 1993 is not incorporated herein.

              The report of Ernst & Young LLP, independent accountants, on the supplemental consolidated financial statements of Boatmen's Bancshares, Inc. as of December 31, 1995 and 1994 and for the three years then ended is filed herewith as part of Exhibit 99.4 and the related consent is filed herewith as
              Exhibit 99.5. Both the opinion and consent are incorporated herein by reference.

         (b)  Pro forma financial information

         UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following unaudited Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact on the his-torical financial position and results of operations of Nations-Bank of the proposed combination with Boatmen's.





         In accordance with the Merger Agreement, each share of Boatmen's Common Stock outstanding at the Effective Time will be converted in the Merger into the right to receive 0.6525 of a share of Na-tionsBank Common Stock or, at the election of each of the holders of Boatmen's Common Stock, an amount in cash in respect of each share of Boatmen's Common Stock that is equal to the Exchange Ra-tio times the average closing price of the NationsBank Common Stock during the 10 consecutive trading day period during which the shares of NationsBank Common Stock are traded on the New York Stock Exchange ending on the tenth calendar day immediately prior to the anticipated Effective Time (such cash consideration in the aggregate not to exceed 40% of the aggregate consideration paid by NationsBank for Boatmen's Common Stock), and each share of Boatmen's preferred stock will be converted into new shares of NationsBank preferred stock having substantially similar terms.

         The unaudited Pro Forma Condensed Financial Information reflects the Merger using the purchase method of accounting. The cash com-ponent of the purchase price is assumed to equal 40% of the pur-chase price in the unaudited Pro Forma Condensed Financial Infor-mation and is expected to be funded by NationsBank through the issuance of additional debt securities.

         The unaudited Pro Forma Condensed Balance Sheet assumes that the Merger was consummated on June 30, 1996. The unaudited Pro Forma Condensed Statements of Income reflect the consolidation of the results of operations of NationsBank and Boatmen's for the year ended December 31, 1995 and the six months ended June 30, 1996.

         The unaudited Pro Forma Condensed Financial Information reflects preliminary purchase accounting adjustments. Estimates relating to the fair value of certain assets, liabilities and other items have been made as more fully described in the Notes to the unau-dited Pro Forma Condensed Financial Information. Actual adjust-ments, which may include adjustments to additional assets, li-abilities and other items, will be made on the basis of appraisals and evaluations as of the Effective Time and, therefore, will dif-fer from those reflected in the unaudited Pro Forma Condensed Fi-nancial Information.

         The combined company expects to achieve substantial merger ben-efits including operating cost savings and revenue enhancements. The pro forma earnings, which do not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of NationsBank and Boatmen's, are not indicative of the results of future operations.

         The unaudited Pro Forma Condensed Financial Information and ex-planatory notes presented also show the impact on the historical financial position and results of operations of NationsBank of its acquisitions of Bank South Corporation ("Bank South"), completed
         January 9, 1996, TAC Bancshares, Inc. and its subsidiary, Chase
         Federal Bank FSB ("Chase Federal"), completed August 13, 1996, and





         CSF Holdings, Inc. ("CSF"), completed January 10, 1996 (col-lectively, the "Other Acquisitions"). The Other Acquisitions are reflected net of pro forma adjustments in the unaudited Pro Forma Condensed Financial Information and explanatory notes.

         With the exception of Chase Federal, which is reflected as if ac-quired on June 30, 1996, the Other Acquisitions were closed prior to June 30, 1996, and are reflected in the June 30, 1996 unaudited NationsBank historical balance sheet. The unaudited Pro Forma Condensed Statements of Income reflect the results of operations of the Other Acquisitions for the year ended December 31, 1995 and the six months ended June 30, 1996 as if the Other Acquisitions had occurred on January 1, 1995 and January 1, 1996 respectively. The acquisition of Chase Federal and CSF are reflected in the un-audited Pro Forma Condensed Financial Information using the pur-chase method of accounting and the acquisition of Bank South is reflected as a pooling of interests. The Other Acquisitions pro forma earnings do not reflect any direct costs, potential savings or revenue enhancements that may result from the consolidation of operations related to the Other Acquisitions, and are therefore not indicative of the results of future operations.

         In addition to the Other Acquisitions, during 1995 and 1996 Na-tionsBank also acquired several other businesses, including bank-ing institutions in Florida and Texas as well as a mortgage corpo-ration. These acquisitions were all accounted for under the pur-chase method of accounting and are included in the unaudited Pro
         Forma Condensed Financial Information for the periods subsequent to the consummation of each acquisition. The unaudited Pro Forma Condensed Financial Information does not reflect these acquisi-tions for the periods prior to consummation as the impacts, indi-vidually and in the aggregate, were not material to NationsBank.

                                    PRO FORMA CONDENSED BALANCE SHEET
                                            (Dollars in Millions)
                                                  (Unaudited)

                                                                                    At June 30, 1996
                                                         --------------------------------------------------------------------------
                                                                                               NationsBank
                                                                                   Pro Forma    Boatmen's      Other      Pro Forma
                                                         NationsBank  Boatmen's   Adjustments   Combined    Acquisitions  Combined
                                                         -----------  ----------  -----------  -----------  ------------  ---------

  ASSETS
    Cash and cash equivalents                             $   7,557    $  2,139   $             $   9,696     $    20     $   9,716
    Time deposits placed                                      1,226          37                     1,263           -         1,263
    Investment securities                                    19,110      11,723         28 (1)     20,861       1,143        22,004
                                                                                   (10,000)(2)
    Federal funds sold and securities purchased under
      agreements to resell                                    7,560         489                     8,049           -         8,049
    Trading account assets                                   21,560          45                    21,605           -        21,605
    Loans, leases and factored accounts receivable, net
      of unearned income                                    123,705      24,417                   148,122       1,534       149,656
    Allowance for credit losses                              (2,292)       (472)                   (2,764)        (20)       (2,784)
    Premises, equipment and lease rights, net                 2,721         787                     3,508          20         3,528
    Customers' acceptance liability                             935           -                       935           -           935
    Other assets                                             10,226       1,517      5,273 (1)     17,046         197        17,243
                                                                                        30 (1)
                                                           --------     -------    -------       --------      ------      --------
      Total assets                                        $ 192,308    $ 40,682   $ (4,669)     $ 228,321     $ 2,894     $ 231,215
                                                           ========     =======    =======       ========      ======      ========

  LIABILITIES
    Deposits                                                108,124      30,629                   138,753       1,960       140,713
    Borrowed funds                                           29,593       5,209    (10,000)(2)     24,802         423        25,225
    Trading account liabilities                              13,143           -                    13,143           -        13,143
    Acceptances outstanding                                     935           -                       935           -           935
    Accrued expenses and other liabilities                    5,961         598        232 (1)      6,791          16         6,807
    Long-term debt                                           20,527         655      3,436 (1)     24,618         495        25,113
                                                           --------     -------    -------       --------      ------      --------
      Total liabilities                                   $ 178,283    $ 37,091   $ (6,332)     $ 209,042     $ 2,894     $ 211,936
                                                           ========     =======    =======       ========      ======      ========

  SHAREHOLDERS' EQUITY
    Preferred stock                                       $     176    $     99   $             $     275     $     -     $     275
    Common stock                                              5,130         158       (158)(1)     10,285           -        10,285
                                                                                     5,155 (1)
    Surplus                                                       -       1,212     (1,212)(1)          -           -             -
    Retained earnings                                         8,779       2,274     (2,274)(1)      8,779           -         8,779
    Less:  Treasury stock                                         -         (59)        59 (1)          -           -             -
    Other including loan to ESOP trust                          (60)        (93)        93 (1)        (60)          -           (60)
                                                           --------     -------    -------       --------      ------      --------
      Total shareholders' equity                             14,025       3,591      1,663         19,279           -        19,279
                                                           --------     -------    -------       --------      ------      --------
                                                           --------     -------    -------       --------      ------      --------
      Total liabilities and shareholders' equity          $ 192,308    $ 40,682   $ (4,669)     $ 228,321     $ 2,894     $ 231,215
                                                           ========     =======    =======       ========      ======      ========
  /TABLE

                                                PRO FORMA CONDENSED STATEMENT OF INCOME
                                            (Dollars in Millions, Except Per Share Amounts)
                                                              (Unaudited)

                                                                          For the Six Months Ended June 30, 1996
                                                         --------------------------------------------------------------------------
                                                                                               NationsBank
                                                                                   Pro Forma    Boatmen's      Other      Pro Forma
                                                         NationsBank  Boatmen's   Adjustments   Combined    Acquisitions  Combined
                                                         -----------  ----------  -----------  -----------  ------------  ---------
  Income from Earning Assets
    Interest and fees on loans and leases                $   5,254    $  1,059    $             $   6,313     $    55     $   6,368
    Interest and dividends on securities                       759         358           3 (3)        794          45           839
                                                                                      (326)(5)
    Interest on federal funds sold and securities
      purchased under agreements to resell                     345          18                        363          -            363
    Trading account securities                                 578           1                        579          -            579
    Other                                                       79           3                         82          -             82
                                                          --------     -------     -------       --------      -------     --------
      Total income from earning assets                       7,015       1,439        (323)         8,131          100        8,231
  Interest Expense
    Deposits                                                 1,706         505                      2,211           45        2,256
    Borrowed funds                                           1,201         120        (287)(5)      1,034            9        1,043
    Long-term debt                                             626          27         134 (4)        787           21          808
    Other                                                      338           -                        338            -          338
                                                          --------     -------     -------       --------      -------     --------
      Total interest expense                                 3,871         652        (153)         4,370           75        4,445
                                                          --------     -------     -------       ---------     -------     --------
  Net interest income                                        3,144         787        (170)         3,761           25        3,786
  Provision for credit losses                                  310          46                        356            6          362
                                                          --------     -------     -------       --------      -------     --------
      Net credit income                                      2,834         741        (170)         3,405           19        3,424
  Gains on sales of securities                                   8           1                          9            2           11
  Noninterest income                                         1,802         420          (2)(3)      2,220            3        2,223
  Merger-related charge                                        118          42        (160)(8)          -            -            -
  Noninterest expense                                        2,806         715         123 (3)      3,644           25        3,669
                                                          --------     -------     -------       --------      -------     --------
  Income before taxes                                        1,720         405        (135)         1,990           (1)       1,989
  Income taxes                                                 602         148         (15)(7)        735            -          735
                                                          --------     -------     -------       --------      -------     --------
  Net income                                                 1,118         257        (120)         1,255           (1)       1,254
  Preferred dividends                                            8           3                         11            -           11
                                                          --------     -------     -------       --------      -------     --------
  Net income available to common shareholders            $   1,110    $    254    $   (120)     $   1,244     $     (1)   $   1,243
                                                          ========     =======     =======       ========      =======     ========
  Primary earnings per common share                      $    3.70    $   1.61                  $    3.43                 $    3.43
                                                          ========     =======                   ========                  ========
  Fully diluted earnings per common share                $    3.65                              $    3.40                 $    3.40
                                                          ========                               ========                  ========
  /TABLE

                                                PRO FORMA CONDENSED STATEMENT OF INCOME
                                            (Dollars in Millions, Except Per Share Amounts)
                                                              (Unaudited)
                                                                          For the Year Ended December 31, 1995
                                                         --------------------------------------------------------------------------
                                                                                               NationsBank
                                                                                   Pro Forma    Boatmen's      Other      Pro Forma
                                                         NationsBank  Boatmen's   Adjustments   Combined    Acquisitions  Combined
                                                         -----------  ----------  -----------  -----------  ------------  ---------
  Income from Earning Assets
    Interest and fees on loans and leases                $   9,552    $  2,108    $             $  11,660     $    677    $  12,337
    Interest and dividends on securities                     1,468         719           6 (3)      1,543          379        1,922
                                                                                      (650)(5)
    Interest on federal funds sold and securities
      purchased under agreements to resell                     937          40                        977           16          993
    Trading account securities                               1,097           2                      1,099            1        1,100
    Other                                                      166           4                        170            4          174
                                                          --------     -------     -------       --------      -------     --------
      Total income from earning assets                      13,220       2,873        (644)        15,449        1,077       16,526
  Interest Expense
    Deposits                                                 3,281       1,025                      4,306          444        4,750
    Borrowed funds                                           2,710         305        (617)(5)      2,398          195        2,593
    Long-term debt                                             886          51         268 (4)      1,205           66        1,271
    Other                                                      896           -                        896            -          896
                                                          --------     -------     -------       --------      -------     --------
      Total interest expense                                 7,773       1,381        (349)         8,805          705        9,510
                                                          --------     -------     -------       ---------     -------     --------
  Net interest income                                        5,447       1,492        (295)         6,644          372        7,016
  Provision for credit losses                                  382          60                        442           10          452
                                                          --------     -------     -------       --------      -------     --------
      Net credit income                                      5,065       1,432        (295)         6,202          362        6,564
  Gains (losses) on sales of securities                         29          (7)                        22            9           31
  Noninterest income                                         3,078         767          (4)(3)      3,841          165        4,006
  Noninterest expense                                        5,181       1,451         245 (3)      6,877          438        7,315
                                                          --------     -------     -------       --------      -------     --------
  Income before taxes                                        2,991         741        (544)         3,188           98        3,286
  Income taxes                                               1,041         261        (130)(7)      1,172           27        1,199
                                                          --------     -------     -------       --------      -------     --------
  Net income                                                 1,950         480        (414)         2,016           71        2,087
  Preferred dividends                                            8           7                         15            6           21
                                                          --------     -------     -------       --------      -------     --------
  Net income available to common shareholders            $   1,942    $    473    $   (414)     $   2,001     $     65    $   2,066
                                                          ========     =======     =======       ========      =======     ========
  Primary earnings per common share                      $    7.13    $   3.02                  $    5.99                 $    5.74
                                                          ========     =======                   ========                  ========

  Fully diluted earnings per common share                $    7.04                              $    5.94                 $    5.69
                                                          ========                               ========                  ========
  /TABLE

         NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMA-
         TION
                              (Dollars in Millions,
                               Shares in Thousands,
                            Per-Share Amounts Actuals)

         The unaudited Pro Forma Condensed Financial Information is based upon the following adjustments and related assumptions; the actual purchase accounting adjustments will be made on the basis of appraisals and evaluations as of the date of consumma-tion of the Merger and, therefore, will differ from those re-flected in the unaudited Pro Forma Condensed Financial Informa-tion.

         Note 1

         The purchase accounting adjustments to record the Merger used in the preparation of the unaudited Pro Forma Condensed Balance Sheet are summarized below:

    Shares of Boatmen's Common Stock outstanding...............   156,741(A)
    Exchange Ratio.............................................    0.6525
                                                                 --------
    NationsBank Common Stock equivalant .......................   102,274

         Consideration to be paid in NationsBank Common Stock....     60%(B)
                                                                 --------
         NationsBank Common Stock assumed issued................   61,364
         Assumed NationsBank Share Price........................ $     84(C)
                                                                 --------
         Assumed additional shareholders' equity................ $  5,155
                                                                 --------

         Consideration to be paid in cash.......................      40%(B)
                                                                 --------
         NationsBank Common Stock assumed issued................   40,910
         Assumed NationsBank Share Price........................ $     84(C)
                                                                 --------
         Assumed cash consideration............................. $  3,436
                                                                 --------

    Total purchase price........................................ $  8,591

    Historical net assets acquired.............................. $  3,591
    Less:  Boatmen's preferred stock............................      (99)
                                                                 --------
                                                                    3,492
                                                                 --------
    Premium to allocate......................................... $  5,099
                                                                 --------

    Adjustments to fair value of net assets acquired:
         Investment securities..................................       28(D)
         Mortgage servicing rights..............................       30(E)





         Deferred income taxes..................................     (232)(F)
         Intangibles............................................    5,273(G)
                                                                 --------
                                                                 $  5,099
                                                                 --------

         ----------------

         (A) The number of shares of Boatmen's Common Stock to be ex-changed will be those outstanding immediately prior to the Effective Time of the Merger. The number of shares of Boatmen's Common Stock outstanding on July 31, 1996 has been used in the pro forma computations.

         (B) Each share of Boatmen's Common Stock outstanding at the Effective Time will be converted in the Merger into the right to receive 0.6525 of a share of NationsBank Common Stock or, at the election of each of the holders of Boatmen's Common Stock, an amount in cash in respect of each share of Boatmen's Common Stock that is equal to the Exchange Ratio times the average closing price of the Na-tionsBank Common Stock during the 10 consecutive trading day period during which the shares of NationsBank Common Stock are traded on the New York Stock Exchange ending on the tenth calendar day immediately prior to the antici-pated Effective Time (such cash consideration in the ag-gregate not to exceed 40% of the aggregate consideration paid by NationsBank for Boatmen's Common Stock). An as-sumed cash election of 40% has been used in the pro forma computations. The unaudited Pro Forma Condensed Financial Information reflects funding of the cash component of the purchase price from issuance by NationsBank of additional debt securities.

         (C)  NationsBank Common Stock price as of September 3, 1996.

         (D) Reflects the net appreciation in the investment securities portfolio at June 30, 1996.

         (E) Reflects the estimated fair value in excess of carrying value of mortgage servicing rights at June 30, 1996.

         (F) Represents the estimated tax liability associated with adjustments to the carrying value of investments securi-ties, mortgage servicing rights and certain identifiable intangible assets.

         (G)  Includes both identifiable intangibles and goodwill.
              Since the final determination of adjustments to assets and liabilities will be made based upon the fair values as of the Effective Time and after appraisals and evaluations are complete, the final amounts will differ from the esti-mates provided herein.





         Note 2

         Reflects the planned reduction of discretionary investment se-curity portfolio and related paydown of borrowed funds.

         Note 3

              The purchase accounting adjustments related to the Merger reflected in the unaudited Pro Forma Condensed Statement of Income are summarized as follows:

                                           Six Months       Year Ended
                                              Ended        December 31,
                                          June 30, 1996        1995
                                          -------------    -----------

              Interest income
               Amortization of investment
               securities adjustment.........   $3              $6
              Noninterest income
               Amortization of mortgage
               servicing rights
               adjustment....................   $2              $4
              Noninterest expense
               Amortization of incremental
               intangibles..................... $123            $245

         Note 4

         Purchase accounting adjustments related to NationsBank's fund-ing of the Merger have been reflected in the unaudited Pro Forma Condensed Statements of Income as follows:

                                           Six Months       Year Ended
                                              Ended        December 31,
                                          June 30, 1996        1995
                                          -------------    -----------

              Interest expense
               Increase in interest
               expense on debt securities
               to fund the cash component
               of the purchase price.......    $134            $268


         Note 5

           Foregone interest income on discretionary investment security portfolio reduction and related reduction in funding cost.

                                           Six Months       Year Ended
                                              Ended        December 31,
                                          June 30, 1996        1995
                                          -------------    ------------





           Interest income................    $326             $650
           Interest expense...............    $287             $617
                                               ---              ---
                                               $39              $33

         Note 6

         The following assumptions were used in establishing the pur-chase accounting adjustments related to the Merger in the unau-dited Pro Forma Condensed Statements of Income.

         Securities

         Amortize the discount related to investment securities portfo-lio assumed to be retained into interest income on a straight-line method over the estimated maturities of the affected secu-rities, 3 years.

         Mortgage Servicing Rights

         Amortize the excess of fair value over carrying value on a straight-line method over the estimated maturities of the un-derlying mortgages of 7 years.

         Intangibles

         Amortize the identifiable intangible value as noninterest ex-pense over 10 years and goodwill on a straight-line basis over 25 years.

         Note 7

         Income tax expense on pro forma adjustments is reflected using a 36% tax rate.

         Note 8

         Reflects the elimination of nonrecurring merger-related charges incurred by NationsBank and Boatmen's associated with transac-tions other than the Merger. Such charges were comprised pri-marily of severance costs, facilities and branch closure costs, cancellations of contractual obligations and other merger-related expenses including investment banking fees.

         Note 9

         On July 18, 1996, NationsBank repurchased 10 million shares of NationsBank Common Stock. The effect of this repurchase has not been included in the unaudited Pro Forma Condensed Finan-cial Information.


              (c)  Exhibits
                   --------





         Exhibit                  Description
         -------                  -----------

         99.1 Agreement and Plan of Merger, dated as of August 29, 1996, by and between NationsBank Corporation and Boatmen's Bancshares, Inc.

         99.2 Stock Option Agreement, dated as of August 29, 1996, by and between NationsBank Corporation, as grantee, and Boatmen's Bancshares, Inc., as issuer.

         99.3 Text of joint press release, dated August 30, 1996, issued by NationsBank Corporation and Boatmen's Banc-shares.

         99.4 Consolidated Financial Statements of Boatmen's Banc-shares, Inc. and Report of Ernst & Young.

         99.5      Consent of Ernst & Young.






                                    Signatures
                                    ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autho-rized.




                                            NATIONSBANK CORPORATION
                                            (Registrant)
                                            ------------

                                            By:  /s/ Marc D. Oken
                                                 -----------------------
                                                 Marc D. Oken
                                                 Executive Vice
                                                 President
                                                 and Chief Accounting
                                                 Officer





         Dated: September 6, 1996






                                   EXHIBIT INDEX

         Exhibit No.    Description of Exhibit
         -----------    ----------------------
         99.1           Agreement and Plan of Merger, dated as of August
                        29, 1996, by and between NationsBank Corporation and Boatmen's Bancshares, Inc.

         99.2 Stock Option Agreement, dated as of August 29, 1996, by and between NationsBank Corporation, as grantee, and Boatmen's Bancshares, Inc., as is-suer.

         99.3 Text of joint press release, dated August 30, 1996, issued by NationsBank Corporation and Boatmen's Bancshares, Inc.

         99.4 Consolidated Financial Statements of Boatmen's Bancshares, Inc. and Report of Ernst & Young LLP.

         99.5           Consent of Ernst & Young LLP.